                                                                   EXHIBIT 23(a)


            CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of ISNI.net, Inc. for the registration of 7,161,000 shares of its common stock and to the incorporation therein of our report dated July 28, 2000, except for Note J as to which the date is August 30, 2000, relating to the financial statements of ISNI.net, Inc. as of June 30, 2000 and for the years ended June 30, 2000 and 1999.




                                 /s/ HILL, BARTH & KING LLC
                                     Certified Public Accountants



Naples, Florida
September 7, 2000